                                                                  Exhibit (9)(a)

                            MASTER SERVICES AGREEMENT

                  THIS AGREEMENT is made as of the 1st day of July, 1995 by and between THE GLENMEDE PORTFOLIOS, a Massachusetts Business Trust (the "Fund"), and INVESTMENT COMPANY CAPITAL CORP., a Maryland corporation ("ICC").

                              W I T N E S S E T H:

                  WHEREAS, the Fund is registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

                  WHEREAS, the Fund desires to retain ICC to provide certain services on behalf of the Fund, as set forth in the Appendices to this Agreement, and ICC is willing so to serve.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

                  1. Appointment. The Fund hereby appoints ICC to perform such services and to serve such functions on behalf of the Fund as set forth in the Appendices to this Agreement, on the terms set forth in this Agreement and the Appendices hereto. ICC accepts such appointment and agrees to furnish such services and serve such functions. The Fund may have currently outstanding one or more series or classes of its shares of common stock ("Shares") and may from time to time hereafter issue separate series or classes of its Shares or classify and reclassify Shares of any series or class, and the appointment effected hereby shall constitute appointment for the provision of services with respect to all existing series and classes and any additional series and classes unless the Fund shall notify ICC to the contrary.

                  2. Delivery of Documents. The Fund has furnished ICC with copies properly certified or authenticated of the following documents and will furnish ICC from time to time with copies, properly certified or authenticated, of all amendments of or supplements thereto, if any:

                           (a) Resolutions of the Fund's Board of Trustees
authorizing the appointment of ICC to act in such capacities on behalf of the Fund as set forth in the Appendices to this Agreement, and the entering into of this Agreement by the Fund;

                           (b) The Fund's Master Trust Agreement and all
amendments thereto (the "Charter") and the Fund's By-Laws and all amendments thereto (the "By-Laws");

                           (c) The Fund's most recent Registration Statement on
Form N-1A under the Securities Act of 1933, as amended (the "1933 Act") and under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC") relating to the Shares; and

                           (d) Copies of the Fund's most recent prospectus or
prospectuses, including amendments and supplements thereto (collectively, the "Prospectus").

                  3. Services to be Provided; Fees. During the term of this Agreement, ICC shall perform the services and act in such capacities on behalf of the Fund as set forth herein and in the Appendices to this Agreement. For the services performed by ICC for the Fund, the Fund will compensate ICC in such amounts as set forth in the Fee Schedule attached hereto, as the same may be amended from time to time by the parties in writing.

                  4. Records. The books and records pertaining to the Fund which are in the possession of ICC shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws and rules and regulations. The Fund, or the Fund's authorized representatives, shall have access to such books and records at all times during ICC's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by ICC to the Fund or the Fund's authorized representative at the Fund's expense.

                  5. Cooperation With Accountants. In addition to any obligations set forth in an Appendix hereto, ICC shall cooperate with the Fund's independent accountants and shall take all reasonable actions in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of such accountants' opinion of the Fund's financial statements or otherwise, as such may be required by the Fund from time to time.

                  6. Compliance With Governmental Rules and Regulations. Except with respect to the responsibilities for monitoring and reporting on compliance and other services to be performed by ICC hereunder, the Fund assumes full responsibility for ensuring that the Fund complies with all applicable requirements of the 1933 Act, the Securities Exchange Act of 1934 (the "1934 Act"), the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction. ICC undertakes to comply with all applicable requirements of the 1933 Act, the 1934 Act, the 1940 Act, the Commodities Exchange Act (if applicable), and all laws, rules and regulations of governmental authorities having jurisdiction with respect to the performance by ICC of its duties under this Agreement, including the Appendices hereto.

                  7. Expenses.

                           (a) ICC shall bear all expenses of its employees and
overhead, incurred in connection with its duties under this Agreement and shall pay all salaries and fees of the Fund's trustees and officers who are employees of ICC.

                           (b) The Fund assumes and shall pay or cause to be
paid all other expenses of the Fund, including, without limitation: the fees of the Fund's investment advisor, administrator and distributor; the charges and expenses of any registrar, any custodian or depositary appointed by the Fund for the safekeeping of its cash, portfolio securities and other property, and any stock transfer, dividend or accounting agent or agents appointed by the Fund; brokers' commissions chargeable to the Fund in connection with portfolio securities transactions to which the Fund is a party; all taxes, including securities issuance and transfer taxes, and corporate fees payable by the Fund to federal, state or other governmental agencies; the cost and expense of engraving or printing of stock certificates representing Shares; all costs and expenses in connection with maintenance of registration of the Fund and its Shares with the SEC and various states and other jurisdictions (including filing fees and legal fees and disbursements of Fund counsel); the expenses of printing, including typesetting, and distributing prospectuses of the Fund and supplements thereto to the Fund's then current shareholders; all expenses of shareholders' and trustees' meetings (except expenses relating to the materials sent by ICC and its affiliates to the Board) and of preparing, printing and mailing of proxy statements and reports to shareholders; fees and travel expenses of trustees or members of any advisory board or committee; all expenses incident to the payment of any dividend, distribution, withdrawal or redemption, whether in Shares or in cash; charges and expenses of any outside service used for pricing of the Shares; charges and expenses of the Fund's legal counsel, including counsel to the trustees of the Fund who are not "interested persons" of the Fund (as defined in the 1940 Act), and of independent accountants, in connection with any matter relating to the Fund (except expenses relating to tax returns); a portion of membership dues of industry associations; interest payable on fund borrowings; postage; insurance premiums on property or

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personnel (including officers and trustees) of the Fund which inure to its benefit; extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto); and all other charges and costs of the Fund's operation unless otherwise explicitly provided herein.

                  8. Liability: Indemnification. Neither ICC nor any of its officers, trustees or employees shall be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which this Agreement, including the Appendices hereto, relates, except a loss resulting from willful misfeasance, bad faith or negligence on its or their part in the performance of, or from reckless disregard by it or them of its or their obligations and duties under this Agreement. Neither ICC nor any of its officers, trustees or employees shall be liable to the Fund in the performance of their obligations hereunder for any loss resulting from the willful misfeasance, bad faith or negligence of others not controlled by them or under their direction. ICC shall not be liable to the Fund and the Fund agrees to indemnify and hold harmless ICC and its nominees from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the 1933 Act, the 1934 Act, the 1940 Act, and any state and foreign securities and blue sky laws, all as currently in existence or as amended from time to time) and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action or thing which ICC takes or does or omits to take or do at the request or on the direction of or in reliance on the advice of the Fund; provided, that neither ICC nor any of its nominees shall be relieved from any liability or indemnified against any liability to the Fund or to its shareholders (or any expenses incident to such liability) arising out of ICC's own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement. Notwithstanding anything else in this Agreement or any Appendix hereto to the contrary, ICC shall have no liability to the Fund for any consequential, special or indirect losses or damages which the Fund may incur or suffer as a consequence of ICC's performance of the services provided in this Agreement or any Appendix hereto.

                  9. Responsibility of ICC. ICC shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by ICC in writing. In the performance of its duties hereunder, ICC shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits in performing services provided for under this Agreement, but ICC shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or negligence on the part of ICC or reckless disregard by ICC of its duties under this Agreement. Notwithstanding anything in this Agreement to the contrary, ICC shall have no liability to the Fund for any consequential, special or indirect losses or damages which the Fund may incur or suffer by or as a consequence of ICC's performance of the services provided hereunder.

                  10. Non-Exclusivity. The services of ICC to the Fund are not to be deemed exclusive and ICC shall be free to render accounting or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that trustees, officers or employees of ICC may serve as trustees or officers of the Fund, and that trustees or officers of the Fund may serve as trustees, officers and employees of ICC to the extent permitted by law; and that trustees, officers and employees of ICC are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, trustees or officers of any other firm or corporation, including other investment companies.

                  11. Notice. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, to the Fund at The Glenmede Trust Company, One Liberty Place, 1650 Market Square, Suite 1200, Philadelphia, Pennsylvania 19103, Attention: the Fund's President, with a copy to Mr. Michael
P. Malloy, at Drinker Biddle & Reath, Philadelphia National Bank Building, 1345 Chestnut Street, Philadelphia, Pennsylvania 19107-3496 or to ICC at 135 E. Baltimore Street, Baltimore, Maryland 21202, Attention: Mr. Edward J. Veilleux.

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                  12. Names. The names "The Glenmede Portfolios" and "Board of
Trustees of The Glenmede Portfolios" refer respectively to the Fund created and the Trustees, as trustees but not individually or personally, acting from time to time under a Master Trust Agreement dated March 3, 1992, which is hereby referred to and a copy of which is on file at the office of the state Secretary of the Commonwealth of Massachusetts and at the principal office of the Fund. The obligations of "The Glenmede Portfolios" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, or representatives of the Fund personally, but bind only the Fund Property, and all persons dealing with any class of shares of the Fund must look solely to the Fund Property belonging to such class for the enforcement of any claims against the Fund.

                  13. Miscellaneous.

                           (a) This Agreement shall become effective as of the
date first above written and shall remain in force until terminated. This Agreement, or any Appendix hereto, may be terminated at any time without the payment of any penalty, by either party hereto on sixty (60) days' written notice to the other party.

                           (b) This Agreement shall be construed in accordance
with the laws of the State of Maryland.

                           (c) If any provisions of this Agreement shall be held
or made invalid in whole or in part, the other provisions of this Agreement shall remain in force. Invalid provisions shall, in accordance with the intent and purpose of this Agreement, be replaced by mutual consent of the parties with such valid provisions which in their economic effect come as close as legally possible to such invalid provisions.

                           (d) Except as otherwise specified in the Appendices
hereto, ICC shall be entitled to rely on any notice or communication reasonably believed by it to be genuine and correct and to have been sent to it by or on behalf of the Fund.

                           (e) ICC agrees on behalf of itself and its employees
(i) to treat confidentially all records and other information or data relative to the Fund, its prior, present, or potential record and beneficial shareholders and/or customers of The Glenmede Trust Company and (ii) not to use such records, information or data for any purpose other than performance of its responsibilities and duties under this Agreement or any Agreement or any Appendix attached hereto, except, after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where ICC may be exposed to civil or criminal contempt proceeding for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

                           (f) Any part of this Agreement or any Appendix
attached hereto may be changed or waived only by an instrument in writing signed by both parties hereto.

                           (g) This Agreement and each Appendix attached hereto
shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided however, that this Agreement and

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each Appendix attached hereto shall not be assignable without the written consent of the other party.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                         THE GLENMEDE PORTFOLIOS

                                         By:   /s/John W. Church, Jr.
                                            ------------------------------
                                            Title:

                                         INVESTMENT COMPANY CAPITAL CORP.

                                         By:   /s/Edward Veilleux
                                            ------------------------------
                                            Title:

Appendices:

                  Administrative Services
                  Accounting Services
                  Transfer Agency Services

                                                              Date: July 1, 1995

                      FEE SCHEDULE FOR SERVICES PROVIDED TO
                           THE GLENMEDE FUND, INC. AND
                             THE GLENMEDE PORTFOLIOS

                    PURSUANT TO THE MASTER SERVICES AGREEMENT
                           AND THE APPENDICES THERETO

Investment Company Capital Corp.

         -        Administrative Services
         -        Accounting Services
         -        Transfer Agency Services

                  For the combined services listed above, Investment Company Capital Corp. will charge the following fees to the Glenmede Fund, Inc. and The Glenmede Portfolios based upon their combined net assets.

                        Combined Net Assets                      Incremental Fee
                        -------------------                      ---------------

                  $0 - $100,000,000                                    .12%
                  over $100,000,000 - $250,000,000                     .08%
                  over $250,000,000 - $750,000,000                     .04%
                  over $750,000,000                                    .03%

                        ADMINISTRATIVE SERVICES APPENDIX
                                       to
                            MASTER SERVICES AGREEMENT
                                     between
          The Glenmede Portfolios and Investment Company Capital Corp.

                  This Appendix is hereby incorporated into and made a part of the Master Services Agreement dated as of July 1, 1995 (the "Master Services Agreement") between The Glenmede Portfolios and Investment Company Capital Corp. Defined terms not otherwise defined herein shall have the meaning set forth in the Master Services Agreement.

                  1. Services to be Provided. ICC will perform the following services on an ongoing basis:

                           (a) supervise and manage all aspects of the Fund's
operations, other than portfolio management and distribution;

                           (b) provide the Fund with such executive,
administrative, clerical and bookkeeping services as are deemed advisable by the Fund's Board of Trustees;

                           (c) provide the Fund with, or obtain, adequate office
space and all necessary equipment and services, including telephone service, heat, utilities, stationery supplies and similar items for any offices as are deemed advisable by the Fund's Board of Trustees;

                           (d) arrange but, except for the preparation of tax
returns, not pay for, the periodic updating of Prospectuses and supplements thereto, proxy material, tax returns, reports to the Fund's shareholders and reports to and filings with the SEC and state Blue Sky authorities.

                           (e) provide the Fund with such administrative and
clerical services for the maintenance of certain shareholder records as are deemed advisable by the Fund's Board of Trustees; and

                           (f) monitor and report on the Fund's compliance with
all regulatory, tax and prospectus requirements.

                  2. Fees. For the service performed by ICC for the Fund pursuant to this Appendix, the Fund will pay to ICC compensation for such services as set forth in the Fee Schedule attached to the Master Services Agreement, as the same may be amended from time to time by the parties in writing.

                          ACCOUNTING SERVICES APPENDIX
                                       to
                            MASTER SERVICES AGREEMENT
                                     between
          The Glenmede Portfolios and Investment Company Capital Corp.

                  This Appendix is hereby incorporated into and made a part of the Master Services Agreement dated as of July 1, 1995 (the "Master Services Agreement") between The Glenmede Portfolios and Investment Company Capital Corp. Defined terms not otherwise defined herein shall have the meaning set forth in the Master Services Agreement.

                  1. Accounting Services to be Provided. ICC will perform the following accounting functions:

                      (a) Journalize investment, capital shares and income and expense;

                      (b) Verify investment buy/sell trade tickets when received from the Fund's investment advisor and transmit trades to the Fund's custodian for proper settlement;

                      (c) Maintain individual ledgers for investment securities;

                      (d)  Maintain tax lots for each security;

                      (e) Reconcile cash and investment balances with the custodian, and provide the Fund's investment advisor with the beginning cash balance available for investment purposes;

                      (f) Update the cash availability through out the day as required by the Fund's investment advisor;

                      (g) Post to and prepare the Fund's Statement of Net Assets and Liabilities and the Statement of Operations;

                      (h) Calculate various contractual expenses (e.g. advisor and custody fees);

                      (i) Monitor and report on the expense accruals and notify Fund management of any proposed adjustments;

                      (j) Control all disbursements from the Fund and authorize such disbursements upon written instructions from the President or any other officer of the Fund or the investment advisor;

                      (k)  Calculate capital gains and losses;

                      (l)  Determine the Fund's net income;

                      (m) Obtain security market quotes from independent pricing services approved by the investment advisor, or if such quotes are unavailable, then obtain such prices from the investment advisor, and in either case calculate the market value of portfolio investments;

                      (n) Transmit or mail a copy of the daily portfolio valuation to the Fund's investment advisor;

                      (o) Compute the Fund's net asset value in accordance with the Fund's current Prospectus and resolutions of the Fund's Board;

                      (p) As appropriate, compute the yields, total return, expense ratios, and portfolio turnover rate;

                      (q) Prepare a monthly financial statement, which will include the following items:

                           - Schedule of Investments;
                           - Statement of Net Assets and Liabilities;
                           - Statement of Operations;
                           - Statement of Changes in Net Assets;
                           - Cash Statement;
                           - Schedule of Capital Gains and Losses;

                      (r) Prepare and file with the appropriate regulatory authorities (as applicable):

                           - Federal and State Tax Returns;
                           - Excise Tax Returns;
                           - Annual, Semi-annual and Quarterly Shareholder
                             Reports;
                           - Rules 24(e)-2 and 24(f)-2 Notices;
                           - Annual and Semi-Annual Reports on Form N-SAR;

                      (s) Assist in Federal registration, Blue Sky registration and the Blue Sky and Federal registration compliance processes;

                      (t)  Assist in the review of registration statements;

                      (u) Monitor and report on compliance with Sub-Chapter M of the Internal Revenue Code; and

                  (v) Prepare and furnish the Fund with performance information (including yield and total return information) calculated in accordance with applicable U.S. securities laws and report to external databases such information as may reasonably be requested.

         2.       Records.  ICC shall keep the following records:

                      (a) All books and records with respect to the Fund's books of account; and

                      (b)  Records of the Fund's securities transactions.

                  3. Liaison With Accountants. In addition to ICC's obligations relating to the Fund's independent accountants set forth in the Master Services Agreement, ICC shall act as liaison with the Fund's independent accountants and shall provide account analyses, fiscal year summaries, and other audit related schedules.

                  4. Compensation. For services performed by ICC pursuant to this Appendix, the Fund will pay to ICC compensation for such services as set forth in the Fee Schedule attached to the Master Services Agreement, as the same may be amended from time to time by the parties in writing.

                        TRANSFER AGENCY SERVICES APPENDIX
                                       to
                            MASTER SERVICES AGREEMENT
                                     between
          The Glenmede Portfolios and Investment Company Capital Corp.

                  This Appendix is hereby incorporated into and made a part of the Master Services Agreement dated as of July 1, 1995 (the "Master Services Agreement") between The Glenmede Portfolios and Investment Company Capital Corp. Defined terms not otherwise defined herein shall have the meaning set forth in the Master Services Agreement.

                  1. Definitions.

                           (a) "Authorized Person". The term "Authorized Person"
shall mean any officer of the Fund and any other person, who is fully authorized by the Fund's Board of Trustees, to give Oral and Written Instructions on behalf of the Fund. Initial "Authorized Persons" are listed in the Certificate attached hereto.

                           (b) Oral Instructions. The term "Oral Instructions"
shall mean oral instructions received by ICC from an Authorized Person or from a person reasonably believed by ICC to be an Authorized Person.

                           (c) Written Instructions. The term "Written
Instructions" shall mean written instructions signed by two Authorized Persons and received by ICC. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

                  2. Description of Services.

                           (a) General Services To Be Provided. ICC shall
provide to the Fund the following services on an ongoing basis, if applicable:

                                  (i)      Calculate 12b-1 payments;

                                  (ii)     Maintain proper shareholder
                                           registrations;

                                  (iii)    Review new applications and
                                           correspond with shareholders, if
                                           necessary, to complete or correct
                                           information;

                                  (iv)     Direct payment processing of checks
                                           or wires;

                                  (v) Prepare and certify stockholder lists in conjunction with proxy solicitations; solicit and tabulate proxies; receive and tabulate proxy cards for meetings of the Fund's shareholders;

                                  (vi)     Countersign securities;

                                  (vii)    Direct shareholder confirmation of
                                           activity;

                                  (viii)   Provide toll-free lines for direct
                                           shareholder use, plus customer
                                           liaison staff for on-line inquiry
                                           response;

                                  (ix)     Mail duplicate confirmation to
                                           broker-dealers of their clients'
                                           activity, whether executed through
                                           the broker-dealer or directly with
                                           ICC;

                                  (x)      Provide periodic shareholder lists
                                           and statistics to the Fund;

                                  (xi) Provide detail for underwriter/broker confirmations;

                                  (xii)    Mail periodic year-end tax and
                                           statement information;

                                  (xiii)   Provide timely notification to
                                           investment advisor, accounting agent,
                                           and custodian of Fund activity; and

                                  (xiv)    Perform other participating
                                           broker-dealer shareholder services as
                                           may be agreed upon from time to time.

                           (b) Purchase of Shares. ICC shall issue Shares and
credit an account of an investor, in the manner described in the Prospectus, once it receives: (i) a purchase order; (ii) proper information to establish a shareholder account; and (iii) confirmation of receipt by, or crediting of funds for such order to, the Fund's custodian. ICC shall notify the Fund in case any proposed issue of Shares in the Fund shall result in an over-issue as defined by
Section 8-104(2) in the UCC, and in case any issue would result in such an over-issue, shall refuse to countersign and issue, and/or credit, such Shares.

                           (c) Redemption of Shares. ICC shall redeem the Fund's
Shares only in accordance with the provisions of the Prospectus and each shareholder's individual directions. Shares shall be redeemed at such time as the shareholder tenders his or her shares and directs the method of redemption in accordance with the terms set forth in the Prospectus. If securities are received in proper form, Shares shall be redeemed before the funds are provided to ICC. When the Fund provides ICC with funds, redemption proceeds will be wired (if requested) or a redemption check issued. All redemption checks shall be drawn to the recordholder unless third party payment authorizations have been signed by the recordholder and delivered to ICC.

                           (d) Dividends and Distributions. Upon receipt of
certified resolutions of the Fund's Board of Trustees authorizing the declaration and payment of dividends and distributions, ICC shall issue the dividends and distributions in Shares, or, upon shareholder election, pay such dividends and distributions in cash. Such issuance or payment shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable tax laws or other laws, rules or regulations. The Fund's shareholders shall receive tax forms and other information, or permissible substitute notice, relating to dividends and distributions, paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation. ICC shall maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends and distributions paid by the Fund to its shareholders as required by tax or other law, rule or regulation.

                           (e) Shareholder Account Services. If authorized in
the Prospectus, ICC shall arrange for the following services, in accordance with the applicable terms set forth in the Prospectus: (i) the issuance of Shares obtained through any pre-authorized check plan and direct purchases through broker wire orders, checks and applications; (ii) exchanges of shares of any fund for Shares of the Fund with which the Fund has exchange privileges; (iii) automatic redemption from an account where that shareholder participates in an automatic redemption plan; and (iv) redemption of Shares from an account with a check writing privilege.

                           (f) Communications to Shareholders. Upon timely
Written Instructions, ICC shall mail all communications by the Fund to its shareholders, including, reports to shareholders, confirmation of purchases and sales of Shares, monthly or quarterly statements, dividend and distribution notices, and proxy material.

                           (g) Records. ICC shall maintain records of the
accounts for each shareholder showing the following information: (i) name, address and U.S. Tax Identification or Social Security number; (ii) number and class of Shares held and number and class of Shares for which certificates, if any, have been issued, including dividends and distributions paid and the date and price for all transactions on a shareholder's account; (iii) any stop or restraining order placed against a shareholder's account; (iv) any correspondence relating to the shareholder's account; (v) information with respect to withholdings; (vi) any information required in order for ICC to perform any calculations contemplated or required by this Appendix or the Master Services Agreement; and (vii) ICC shall keep a record of all redemption and dividend checks returned by postal authorities, and shall maintain such records as are required for the Fund to comply with the escheat laws of any state or other authority.

                           (h) Lost or Stolen Certificates. ICC shall place a
stop notice against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation. A new certificate shall be registered and issued upon:
(1) the shareholder's pledge of a lost instrument bond or such other appropriate indemnity bond issued by a surety company approved by ICC; and (ii) completion of a release and indemnification agreement signed by the shareholder to protect ICC.

                           (i) Shareholder Inspection of Stock Records. Upon
requests from Fund shareholders to inspect stock records, ICC will notify the Fund and the Fund shall deliver Oral or Written Instructions granting or denying each such request. Unless ICC has acted contrary to the Fund's Instructions, the Fund agrees to release ICC from any liability for refusal or permission for a particular shareholder to inspect the Fund's shareholder records.

                           (j) Withdrawal of Shares and Cancellation of
Certificates. Upon receipt of Written Instructions, ICC shall cancel outstanding certificates surrendered by the Fund to reduce the total amount of outstanding Shares by the number of Shares surrendered by the Fund.

                           (k) Telephone Transactions. In accordance with the
terms of the Prospectus, ICC shall act upon shareholder requests made by telephone for redemption or exchange of Fund shares provided that (i) the shareholder has authorized telephone transactions on the Fund's Account Application or otherwise in writing, (ii) if the request is a redemption, the amount to be redeemed does not exceed $50,000 and (iii) ICC has complied with the identification and other security procedures required by the Fund in connection with telephone transactions.

                  3. Fees. As compensation for the services performed by ICC for the Fund pursuant to this Appendix, the Fund will pay to ICC such amounts as set forth in the Fee Schedule attached to the Master Services Agreement, as the same may be amended from time to time by the parties in writing.

                  4. Delegation of Responsibilities. ICC may subcontract to any third party reasonably acceptable to the Fund, all or any part of its obligations under this Appendix; provided that any such subcontracting shall not relieve ICC of any of its obligations under this Appendix. All subcontractors shall be paid by ICC.

                  5. Instructions. Unless otherwise provided in this Appendix, ICC shall act only upon Oral and Written Instructions. ICC shall be entitled to rely upon any Oral and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by ICC to be an Authorized Person) pursuant to this Appendix. ICC may assume that any Oral or Written Instructions received hereunder is not in any way inconsistent with the revisions of the

Fund's Declaration of Trust, or of any vote, resolutions or proceeding of the Fund's Board of Trustees or shareholders.

                  The Fund agrees to forward to ICC Written Instructions confirming Oral Instructions so that ICC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by ICC shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. The Fund further agrees that ICC shall incur no liability to the Fund in acting upon Oral or Written Instructions provided such instructions reasonably appear to have been received from an Authorized Person.

                  If ICC is in doubt as to any action it should not take, ICC may request directions or advice, including Oral or Written Instructions, from the Fund. Provided ICC has met its standard of care specified in the Master Services Agreement, ICC shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral or Written Instructions it receives from the Fund or from Fund counsel and which ICC believes, in good faith, to be consistent with those directions, advice or Oral or Written Instructions. Notwithstanding the foregoing, ICC shall have no obligation (i) to seek such directions, advice or Oral or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral or Written Instructions unless, under the terms or other provisions of this Appendix, the same is a condition of ICC's properly taking or not taking such action.